UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023 (February 2, 2023)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 2, 2023, Ensysce Biosciences, Inc. (the “Company” or “we”) entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”), priced “at-the-market” under the rules of The Nasdaq Stock Market, an aggregate of 3,571,431 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $0.84 per share, for gross proceeds of approximately $3.0 million before the deduction of placement agent fees and offering expenses. The closing of the Offering occurred on February 6, 2023. The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-269157), which was initially filed with the Securities and Exchange Commission (the “Commission”) on January 9, 2023 and was declared effective by the Commission on January 17, 2023 (the “Registration Statement”), and a related prospectus.

In a concurrent private placement (the “Private Placement”), the Company issued to the Purchasers, for each share of Common Stock purchased in the Offering, a common warrant to purchase one share of Common Stock (the “Common Warrants”). The Common Warrants are exercisable immediately upon issuance and terminate five and one-half years following issuance. The Common Warrants have an exercise price of $0.715 per share and are exercisable to purchase an aggregate of up to 3,571,431 shares of Common Stock. A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Pursuant to the engagement letter, dated December 20, 2022, between the Company and H.C. Wainwright & Co. (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceed of the Offering. The Company also agreed to pay the Placement Agent $35,000 for non-accountable expenses, $50,000 for accountable expenses and a $15,950 for a clearing fee. We issued warrants (the “Placement Agent Warrants”) to purchase up to 250,000 shares of Common Stock to the placement agent (including its designees). These warrants have an exercise price equal to $1.05 per share and are exercisable for five years from the commencement of sales in the Offering. The Common Warrants and Placement Agent Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company agreed to indemnify the placement agent against certain liabilities relating to or arising out of the placement agent’s activities under the engagement letter agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

In the Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 30 days following the closing of the Offering. Our officers and directors agreed, subject to limited exceptions, for a period of 90 days after the closing of the Offering, to not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock beneficially owned, held or thereafter acquired by them.

The closing of the Offering and the Private Placement was subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

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The Company currently intends to use these net proceeds for general corporate purposes, which may include continuing to conduct clinical trials for our lead products, providing working capital and repaying indebtedness.

The description of terms and conditions of the form of Purchase Agreement and the form of Common Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement and the form of Common Warrant and Placement Agent Warrant, which are attached hereto as Exhibits 10.1, 4.1 and 4.2.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series A Preferred Stock

As previously reported, on January 31, 2023, our Board of Directors (the “Board”) declared a dividend of 0.001 of a share of Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), for each outstanding share of Common Stock to stockholders of record at 5:00 pm Eastern Time on February 13, 2023 (the “Record Date”). Because of the increase in shares of common outstanding that occurred at the closing of the Offering, the Board has increased the authorized number of shares that may be designated as Series A Preferred Stock. We are filing a Certificate of Amendment (the “Amendment”) to the Certificate of Designation previously filed with the State of Delaware to reflect the increase and enable us to pay the dividend to all stockholders of record on February 13, 2023. The full text of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 3, 2023, the Company issued a press release announcing the registered direct offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On February 7, 2023, the Company issued a press release announcing the closing of the registered direct offering. A copy of the press release issued February 7, 2023 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Series A Preferred Stock
4.1	Form of Warrant
4.2	Form of Private Placement Agent Warrant
5.1	Legal Opinion of Troutman Pepper Hamilton Sanders LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
99.1	Press Release dated February 3, 2023
99.2	Press Release dated February 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2023

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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